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                                                                    Exhibit 10.7

                                                MANAGEMENT CONSULTING AGREEMENT
                                    dated as of December 31, 1996, between CFP
                                    HOLDINGS, INC., a Delaware corporation (the
                                    "Company"), and FIRST ATLANTIC CAPITAL,
                                    LTD., a Delaware corporation (the
                                    "Consultant").

            The Company desires to avail itself of the Consultant's expertise and consequently has requested the Consultant to provide such expertise, from time to time, in rendering certain management consulting and advisory services related to the business and affairs of the Company and its subsidiaries and the review and analysis of certain financial and other transactions. The Consultant and the Company agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide such services as an independent consultant to the Company.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and the Consultant agree as follows:

            SECTION 1. Retention of the Consultant. The Company retains the Consultant, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

            SECTION 2. Term. This Agreement shall commence on the date hereof and shall terminate on December 31, 2003 (the "Initial Term"). Upon the termination of the Initial Term and each additional year thereafter, if any, pursuant to this sentence, this Agreement shall automatically be subsequently extended for an additional year unless notice to the contrary is given by either party at least 30 but not more than 60 days prior to such termination (the Initial Term and all extensions thereof are collectively referred to as the "Term").

            SECTION 3. Management Consulting Services. (a) The Consultant shall advise the Company concerning such management matters as relate to proposed financial transactions, acquisitions and other senior management matters related to the Company's and its subsidiaries' business, administration and policies, in each case as the Company shall reasonably and specifically request by way of written notice to the Consultant, which notice shall specify the services required of the Consultant and shall include all background material necessary for the Consultant to complete such services. The Consultant shall not be required to devote any specified amount of time to any such written request and shall be required to devote only so much time to any such written request as the Consultant shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall, in the Consultant's reasonable discretion, be rendered in person or by telephone or
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other communication. The Consultant shall be free of domination or control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. The Consultant shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company.

                  (b) The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an employee, agent or representative of the Company and has no authority to act for or to bind the Company without its prior written consent.

                  (c) This Agreement shall in no way prohibit the Consultant or any partner or employee thereof from engaging in other activities, whether or not competitive with any business of the Company.

            SECTION 4. Compensation. (a) As consideration for the Consultant's agreement to render the management consulting services set forth in Section 3 of this Agreement and as compensation for any such services rendered by the Consultant, the Company shall pay the Consultant an annual fee of $600,000 in equal monthly installments in advance on the first day of each month (or, if such date is not a business day in New York City, on the next business day in New York City).

                  (b) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall, upon presentation by the Consultant to the Company of such appropriate documentation as may be required by the Company, reimburse the Consultant for all reasonable and necessary expenses and other disbursements incurred by any and all directors, officers, employees or agents of the Consultant in the performance of its obligations hereunder.

                  (c) Nothing in this Agreement shall have the effect of prohibiting the Consultant from receiving from the Company or its subsidiaries, on a transaction-by-transaction basis, a fee for financial advisory and consulting services rendered by the Consultant to the Company or its subsidiaries in connection with future acquisitions or dispositions by the Company or its subsidiaries.

            SECTION 5. Indemnification. The Company shall indemnify and hold harmless the Consultant and its directors, officers, employees, agents and affiliates from and against any and all liabilities, costs, expenses and disbursements (collectively, "Claims") of any kind with respect to or arising from this Agreement or the performance by the Consultant of any services in connection herewith. Notwithstanding the foregoing


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provision, the Company shall not be liable for any Claim arising from the gross negligence or willful misconduct of the Consultant.

            SECTION 6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            if to the Consultant, to:

                  First Atlantic Capital, Ltd.
                  135 East 57th Street
                  29th Floor
                  New York, New York  10022
                  Attention:  Mr. Keith Pennell
                  Telecopier:  (212) 207-0316
                  Telephone:   (212) 207-8842;

            If to the Company:

                  CFP Holdings, Inc.
                  1117 West Olympic Boulevard
                  Montebello, California  90640
                  Attention:  President
                  Telecopier:  (213) 727-0412
                  Telephone:   (213) 727-0900;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

            SECTION 7. Benefits of Agreement. This Agreement shall bind and inure to the benefit of any successors to or assigns of the Consultant and the Company; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

            SECTION 8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).


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            SECTION 9. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

            SECTION 10. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

            SECTION 11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            SECTION 12. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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            IN WITNESS WHEREOF, the parties have duly executed this Management
Consulting Agreement as of the date first above written.

                                    CFP HOLDINGS, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    FIRST ATLANTIC CAPITAL, LTD.


                                    By:________________________________
                                       Name:
                                       Title:


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